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                                   RACKSPACE, LTD.
                                1999 UNIT OPTION PLAN

     1. PURPOSE. This 1999 Unit Option Plan (the "Plan") is intended to provide incentives to the employees of Rackspace, Ltd. or any successor to Rackspace, Ltd. (the "Company"), its general partner, any future parent, and any present or future subsidiaries of the Company (collectively, "Related Entities"), by providing them with opportunities to purchase Class D Units in the Company or any successor security of such Class D Units as the result of the operation of paragraph 6 hereof (the "Units") pursuant to options granted hereunder (the "Options"). The holders of Class D Units will have the rights of an "assignee" of a Limited Partnership Interest and thus they will not have any voting rights under the Agreement of Limited Partnership of Rackspace, Ltd. (the "Partnership Agreement"), nor will they be will they have any right which may only be exercised by Limited Partners, however, they will be subject to all terms, conditions and restrictions contained in the Partnership Agreement. Anything in this Plan to the contrary notwithstanding, Options shall not be granted or awarded hereunder to any administrator or administrators if such grant, award or purchase would cause such administrator or administrators not to satisfy the "disinterested person" requirements of Rule 16b-3, or any successor or amended rule ("Rule 16b-3"), promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Nothing in this Plan shall confer upon an Optionee any right to continue in service for any period or duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity, which rights are hereby expressly reserved, to terminate such person's employment at any time and for any reason, with or without cause.

     Recipients of Options are hereafter referred to individually as an "Optionee" and collectively as "Optionees."

     2. ADMINISTRATION OF THE PLAN. The Plan shall be administered (i) to the extent required by Rule 16b-3, by an administrator or administrators in compliance with Rule 16b-3, and (ii) in all other cases, by such administrator or administrators as the general partner of the Company or the board of directors of any successor of the Company (the "Board") may designate or by the Board (collectively, the "Administrators"). Subject to the terms of the Plan, the applicable Administrator shall have the authority to (i) determine the employees of the Company and Related Entities to whom Options may be granted; (ii) determine the option price of Units subject to each Option; (iv) determine the time or times when each Option shall become exercisable and the duration of the exercise period; (v) interpret the Plan and prescribe and rescind rules and regulations relating to it. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the applicable Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed

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advisable by the applicable Administrator.  The interpretation and construction by the applicable Administrator of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. Administrators or the Board may from time to time adopt such rules and regulations for carrying out the Plan as they may deem best. No member of the Board, any Administrator nor the Company shall be liable for any action or determination made under the terms hereof with respect to the Plan or any Option granted under it.

     3. UNITS. The Units subject to the Options shall be authorized but unissued Units. The aggregate number of Units which may initially be issued pursuant to the Plan is six hundred thousand (600,000). The number of Units authorized for the grant of Options under the Plan shall be subject to adjustment as provided in paragraph 6. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the un-purchased Units subject to such Options shall again be available for grants of Units under the Plan to the extent permitted by Rule 16b-3.

     4.   TERMS OF OPTIONS.

          A. MINIMUM OPTION PRICE. The price per Unit specified in the agreement relating to each Option granted under the Plan shall not be less than the fair market value per Unit on the date of such grant. If, at the time an Option is granted under the Plan, the Units are publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the last reported sales price of a Unit on the principal national securities exchange on which the Units are traded, if the Units are then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Units on the NASDAQ National Market List, if the Units are not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Units are not reported on the NASDAQ National Market List. However, if the Units are not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the greater of (a) the last purchase price of any Unit sold by the Company in an arm's length negotiated transaction within 120 days previous to the date that an Option is granted under the Plan, (b) the annualized revenue of the Company using the revenues for the month preceding the date of grant of an option (12 times the revenue for such previous month) times ten (10) and divided by the number of Units of the Company then outstanding, or (c) $50,000,000 divided by the number of Units of the Company then outstanding. Provided, however, in the event the Administrator shall in good faith determine that the above methods of determining the fair market value of Units are unfair to either the Optionee or the Company, the fair market value of the Units shall be as determined by the Administrator after taking into consideration all

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factors which it deems appropriate, including, without limitation, the price determined in any applicable public trading market, or any recent sale and offer prices of units of interest in the Company in private transactions negotiated at arm's length.

          B. DURATION OF OPTIONS. Each Option shall expire on the date specified by the applicable Administrator, but not more than ten (10) years from the date of grant.

          C.   VESTING AND EXERCISE OF OPTIONS.   Options shall vest as
follows: one third (1/3) of the aggregate Units under the Option on or after the first anniversary of the date of its grant and an additional one third (1/3) of such Units on each of the next following two anniversary dates of its grant. The above notwithstanding, the Administrator shall have the right to increase or decrease the vesting schedule specified above, and to the extent it does so, such vesting schedule shall be specified in the Option. Options which may be exercised according to the above vesting schedule ("Vested Options") may be exercised at anytime after six (6) years from the date of grant, provided however, that such Vested Options may be exercised earlier than six (6) years from the date of grant upon or after the first to occur of (i) the effectiveness of the Company's initial public offering ("IPO"), or (ii) on or after a "Significant Transaction." "Significant Transaction" means the sale of all or substantially all of the assets of the Company, or a merger, business combination or a change in control through the issuance or transfer of equity in the Company, wherein the equity owners of the Company (whether partners, stockholders, members or otherwise) immediately prior to the merger, combination or change in control, do not own or control (directly or indirectly) at least 10% of the equity interest in the Company or the successor company, as the case may be. As to outstanding Vested Options, the Administrator may permit the exercise of such options notwithstanding the failure to meet the IPO and Significant Transaction requirements. The Company makes no representation that an IPO or Significant Transaction will occur and shall have no obligation to seek to cause such events to occur.

          D. DATE OF GRANT AND EMPLOYEES ELIGIBLE FOR OPTIONS. Options granted under this Plan shall be granted only to employees of the Company or a Related Entity who have been so employed continuously as a full-time employee for at least six (6) months. The above notwithstanding, with respect to persons employed by the Company during 1999, the Administrator shall have the right to deviate from this requirement (whether by an increase or decrease in the number of months a person must be employed) without amending this Plan. Options shall be granted on either December 31 or June 30 of each year, provided that the Administrator may grant Options on dates other than on December 31 and June 30 if extenuating circumstances exist, as determined by the Administrator.

          E. LIMITATION OF UNITS UNDER OPTION TO A SINGLE OPTIONEE. No Optionee shall be granted Options with aggregate

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exercise prices for all Units covered by such Options in excess of ten percent (10%) of the annual base salary (exclusive of bonus and commission) of the Optionee at the time of grant. The Administration may deviate from this limit to the extent the circumstance requires.

          F. OPTION TERMINATES WITH EMPLOYMENT. Upon the termination of the Optionee's full time employment with the Company or a Related Entity, Options held by the Optionee shall terminate except to the extent such Options are Vested Options on the date of any such termination. All Vested Options which may be exercised under the provisions of 4(C) above at the time of termination of employment must be exercised, if at all, within 60 days following any such termination of employment. If not exercised during such
sixty (60) day period, such Vested Options shall terminate.   All Vested
Options which are not exercisable at the time of termination of employment shall terminate on the 120th day following the date of termination of employment, whether or not they become exercisable under the provisions of 4(C) above during such 120 day period.

          G. CAPITAL ACCOUNT UPON EXERCISE OF OPTION. Units issued upon the exercise of an Option shall be issued with a capital account in the Company (provided the Company upon such exercise is a partnership or other entity for which capital accounts are maintained in respect of units of ownership) which shall bear the same ratio to the total capital accounts in the Company as the number of such Units issued upon such exercise bear to the aggregate units of ownership in the Company then outstanding.

          H. FORFEITURE FOR COMPETITION. If, at any time while the Optionee remains an employee of the Company or after the Optionee's termination of employment while any Option remains outstanding, the Optionee provides services to a competitor of the Company or a Related Entity, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise (engaging in "Competition"), then the Optionee's rights under any Options outstanding shall terminate and be forfeited, subject only to a determination by the Administrator to the contrary.

     5. WRITTEN AGREEMENTS. Options shall be evidenced by instruments (which need not be identical) in such forms as the applicable Administrator may from time to time approve. Such instruments shall conform to such terms, conditions and provisions as are applicable hereunder and may contain such other terms and conditions and provisions as the applicable Administrator deems advisable which are not inconsistent with the Plan, including restrictions applicable to Units issuable upon exercise of Options. The applicable Administrator may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company or any general partner of the Company to execute and deliver such instruments. The proper officers of the Company or any general partner of the Company are authorized and

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directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     6. ADJUSTMENTS. Upon the happening of any of the following described events, an Optionee's rights with respect to Options granted to him hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided, in addition or to the contrary, in the written agreement between the recipient and the Company relating to such Option.

          A. CERTAIN CORPORATE EVENTS. In the event Units shall be subdivided or combined into a greater or smaller number of units of participation in the Company or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization, the distribution of units of ownership interest, stock or other participation rights as a distribution upon or with respect to Units or the like of the Company, the Units shall be exchanged for other securities of the Company or of another entity, each grantee of an Option shall be entitled, subject to the conditions herein stated, to purchase upon exercise of the Option (or have used for measurement purposes) such number of such units of participation or amount of other securities of the Company or such other entity as were exchangeable for the number of Units which such grantee would have been entitled to purchase (or have used for measurement purposes) except for such action, and appropriate adjustments shall be made in the purchase
price per Unit to reflect such subdivision, combination or exchange.   In the
event any of the foregoing events should occur and the entity the securities of which would be issuable under an Option as the result of the operation of this subparagraph C of this paragraph 6 is not bound and chooses not to be bound under the provisions of this Plan or any Option, and the Company is not a reporting company under the Securities and Exchange Act of 1934, the Administrators shall determine the rights of the Optionee under the Option,
which may include termination of the Option.    If the surviving entity does
not agree to recognize the Options and (i) the transaction meets the definition of a Significant Transaction, or (ii) the Company is otherwise a reporting company under the Securities and Exchange Act of 1934, holders of Vested Options are required to exercise their Options, if at all, within sixty (60) days after the Significant Transaction or other event involving this subparagraph A and any exercise during such 60 days shall be deemed to have occurred on the date previous to such Significant Transaction or other event.

          B. NEW SECURITIES. If any person or entity owning Units obtained by exercise of an Option receives new or additional or different interests or securities ("New Securities") in connection with a transaction described in subparagraph A above or a distribution described in subparagraph A above as a result of owning such Units, such New Securities shall be subject to all of the conditions and restrictions applicable to the Units with respect to which such New Securities were issued.

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

          C. CASH DISTRIBUTIONS. No adjustments in a Unit shall be made for distributions paid in cash or in property other than interests in the Company, unless specified to the contrary by the applicable Administrator in the instrument evidencing such Unit.

          D. FRACTIONAL UNITS. No fractional Units shall actually be issued under an Option. Any fractional Units which, but for this subparagraph D, would have been issued to a grantee pursuant to an Option shall be deemed to be a whole Unit.

          E. ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs A or B above, the class and aggregate number of Units set forth in paragraph 3 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board shall determine the specific adjustments to be made under this paragraph 6 and its determination shall be conclusive.

     7.   MEANS OF EXERCISING OPTIONS AND DENIAL OF RIGHTS AS UNIT HOLDER.
An Option(or any part or installment thereof) shall be exercised as specified in the written instrument granting such Option, which instrument may specify any legal method of exercise. The holder of an Option exercisable for Units shall not have the rights of a holder of Units with respect to the Units covered by his Option until the date of issuance of a certificate to him representing such Units. Except as expressly provided above in paragraph 6 with respect to changes in capitalization and distributions in interests, no adjustment shall be made for distributions or similar rights for which the record date is before the date such Unit certificate is issued.

     8. TRANSFERABILITY OF OPTIONS. Except as otherwise provided in the Plan, no Option granted under the Plan shall be transferrable by an Optionee other than by will or the laws of descent and distribution. Any Option purported to be transferred to the spouse or former spouse of an Optionee pursuant to any court order or decree or settlement agreement issued or entered into incident to any divorce action shall terminate, whether or not any such court order or decree or settlement agreement purports to merely recognize or document a community interest of such spouse or former spouse.

     9. TERMINATION; AMENDMENT. The Board may terminate or amend the Plan in any respect at any time.

     10. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of an Option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the Optionee, purchaser, or holder or exerciser of an Option to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. In addition, each Optionee, no later than the date as of which the value of a grant or of any Unit or other amount received thereunder first becomes includable in the gross

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income for the Optionee for Federal income tax purposes, shall pay to the
Company, or make arrangements satisfactory to the Administrator regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Administrator may permit payment of taxes to be made through tender of cash or securities, the withholding of securities or cash to be received or any other arrangement satisfactory to the Administrator. The Company, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     11. COMPANY'S RIGHT OF FIRST REFUSAL AND OTHER RESTRICTIONS ON TRANSFER OF UNITS.

          (A)  RIGHT OF FIRST REFUSAL AND RESTRICTION ON TRANSFER.   No
transfer of Units, other than a "Permitted Transfer" as defined in 11(D) below, may be made within twenty-four (24)months of the date the Unit holder first become a full-time employee of the Company. After such 24 month period, in the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Units acquired under an Option, or any interest in such Units, the Company shall have a Right of First Refusal with respect to all (and not less than all) of such Units. If the Optionee desires to transfer Units acquired under an Option, the Optionee shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Units proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee (the "Transferee") and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Units. The Company shall have the right to purchase all, and not less than all, of the Units on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection(B) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection(A) shall be freely assignable, in whole or in part.

          (B)  TRANSFER OF UNITS.   If the Company fails to exercise its Right
of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Units subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound, including any restriction

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against transfer contained in the Partnership Agreement. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (A) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Units on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Units was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Units with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

          (C) TERMINATION OF RIGHT OF FIRST REFUSAL. Any other provision of this Paragraph 11 notwithstanding, in the event that the Units are readily tradable on an established securities market when the Optionee desires to transfer Units, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (A) and (B) above, provided that such transfer takes place not less than 24 months from the date the Optionee first became a full-time employee of the Company.

          (D) PERMITTED TRANSFERS. This Paragraph 11 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee's spouse, children or to a trust established by the Optionee for the benefit of the Optionee or the Optionee's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Plan or the Option, including but not limited to the Right of First Refusal and the restriction against transfer for a period of 24 months from the date the Optionee first became a full-time employee of the Company. If the Optionee transfers any Units acquired under this Plan and the Option, either under this Subsection (D) or after the Company has failed to exercise the Right of First Refusal, then this Paragraph 11 shall apply to the Transferee to the same extent as to the Optionee.

          (E)  TERMINATION OF RIGHTS AS UNITHOLDER.   If the Company makes
available, at the time and place and in the amount and form provided in this Option, the consideration for the Units to be purchased in accordance with this Paragraph 11, then after such time the person from whom such Units are to be purchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Option). Such Units shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Option.

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          (F)  SECURITIES LAW RESTRICTIONS.   Regardless of whether the
offering and sale of Units under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Units (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act of 1933, the securities laws of any state or any other law.

          (G) MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, including the Company's initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Units acquired under this Option without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Units acquired under this Agreement until the end of the applicable stand-off period.

     12.  COMPANY'S RIGHT TO PURCHASE UNITS.

          (A) COMPANY'S RIGHT TO PURCHASE UNITS IN EVENT OF TERMINATION OF EMPLOYMENT OR IN THE EVENT OF COMPETITION. The Company shall have the right to purchase any Units acquired by an Optionee under Options granted under this Plan in the event that the Optionee is (i) terminated for "cause", (ii) after being continuously employed by the Company for less than 24 months, resigns or is terminated without "cause", (iii) becomes disabled or dies after being continuously employed by the Company for less than 24 months, or
(iv) in the event that the Optionee engages in Competition (as defined in 4(H) above) during his/her employment or anytime thereafter. The purchase price for the Units shall be the exercise price paid by the Optionee plus an amount necessary to provide an annualized 10% rate of return from the date the Option was exercised. However, in the event that the Optionee's employment is terminated without "cause," Optionee dies or becomes disabled, and at such time the Company is a reporting company under Securities and Exchange Act of 1934, the Company shall have a right to purchase any Units acquired by the Optionee under Options granted under this Plan for a purchase price equal to the fair market value of the Units determined on the date of termination in accordance with Section 4(A) above (Minimum Option Price).
For the purposes hereof, termination for "cause" shall mean

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termination of employment by the Company made on the basis of the conduct
(whether acts or omissions) or performance of the Optionee. The Administrator shall have the sole right to make the determination of whether or not the termination is for "cause."

          (B) EXERCISE OF RIGHT OF PURCHASE. If the Company desires to exercise its right to purchase such Units, it shall within 120 days after the date employment is ended (i) deliver a notice of exercise to the last known address of the Optionee, and (ii) make available at the offices of the Company, a check in the amount of the purchase price for the Units.

          (C) TERMINATION OF RIGHTS AS UNITHOLDER. If the Company makes available, at the time and place and in the amount and form provided the consideration for the Units to be purchased in accordance with this Paragraph 12, then after such time the person from whom such Units are to be purchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Option). Such Units shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Option.

     13. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Texas. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

     14. NO LIMITATIONS ON COMPANY'S RIGHT TO GRANT OPTIONS. Nothing in this Plan is intended to limit the right of the Company to issue options to purchase Units or any other security with terms inconsistent with or in addition to the terms described above.

     15. PROVISION FOR PAYMENT. To the extent that the exercise of an Option relates back to a Significant Transaction, the Company shall make adequate provision to ensure that the Optionee receives the securities, cash or other item of value, which it would have received had he/she become a Unit holder on the date of the Significant Transaction.

     16. PARTNERSHIP GOVERNING INSTRUMENT. This Plan is and shall remain subject to the terms of the Agreement of Limited Partnership of Rackspace, Ltd. as the same may be amended from time to time. As a condition to issuing any Units under any Option granted under this Plan, the Administrator shall require the Optionee to become a signatory to the Agreement of Limited Partnership of Rackspace, Ltd., as the same may be amended from time to time. However, the Optionee shall have the rights of an assignee only and shall not have the rights of a Limited Partner. Furthermore, as Class D Unit holders,

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they will not have any voting rights, pre-emptive rights, rights to review the books and records of the Company, rights to receive reports from the Company or any other right of a Limited Partner other than the right to receive the distributions and allocations from the Company at such times as those distributions and allocations may be made.


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